Exhibit 99.28(j)(7)

POWER OF ATTORNEY

I, Rose Ann Bubloski, Principal Accounting Officer and Treasurer of The UBS Funds and SMA Relationship Trust (each a “Trust”), hereby constitute and appoint Philip Stacey, Keith A. Weller, Eric Sanders, Owen Meacham, Jana L. Cresswell, and Jamie M. Gershkow, and each of them singly, my true and lawful attorney, with full power to sign for me, in my name and in my capacity, as Principal Accounting Officer and Treasurer of the Trusts, any amendments to the current registration statements of the Trusts on Form N-1A (as filed with the U.S. Securities and Exchange Commission (“SEC”)) and any registration statements of the Trusts on Form N-14, or any amendments thereto, to be filed with the SEC and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements, amendments to such registration statements and other instruments.

Signature	Title	Date
/s/ Rose Ann Bubloski	Principal Accounting Officer And Treasurer	April 10, 2026
Rose Ann Bubloski